NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIESLAWS.

ROCKY MOUNTAIN HIGH BRANDS, INC.

CONVERTIBLE NOTE

Issuance Date: June 29,2017

Note No RMHB-1

Original Principal Amount: $130,000

Consideration Paid at Close: $130,000

FOR VALUE RECEIVED, Rocky Mountain High Brands, Inc., a Nevada corporation with a par value of $0.001 per common share ("Par Value") (the "Company"), hereby promises to pay to the order of Lucas Hoppel or registered assigns (the "Holder") the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "Principal") when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("Interest") on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the "Issuance Date") until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

The Original Principal Amount is $130,000 (one hundred thirty thousand) plus accrued and unpaid interest and any other fees. The Consideration is$130,000 (one hundred thirty thousand) payable by wire transfer. The Holder shall pay $130,000 of Consideration upon closing of this Note. For purposes hereof, the term "Outstanding Balance" means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof or otherwise, plus any accrued but unpaid interest, collection and enforcements costs, and any other fees, penalties, damages or charges incurred under this Note.

(1)                GENERAL TERMS

(a)                 Payment of Principal. The "Maturity Date" shall be two years from the date of each payment of Consideration, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section I) that with the passage of time and the failure to cure would result in an Event of Default.

(b)                 Interest. A simple interest charge of eight percent (8%)("Interest Rate") per annum shall be applied to the Outstanding Balance. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Holder or its assignee in whose name this Note is

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registered on the records of the Company regarding registration and transfers of Notes in cash or converted into Common Stock at the Conversion Price provided the Equity Conditions are satisfied.

(c)	Security. This Note shall not be secured by any collateral or any assets pledged to the Holder

(2)	EVENTS OF DEFAULT.

(a)                 An "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)                  The Company's failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder);

(ii)	A Conversion Failure as defined in section 3(b)(ii)

(iii)                The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iv)               The Common Stock is suspended or delisted for trading on the Over the Counter OTCQB or OTC Pink tiers of the electronic over-the-counter market operated by OTC Markets Group, Inc. (the "Primary Market").

(v)

"DWAC/FAST" electronic transfer.

The Company loses its ability to deliver shares via

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(vi)	The Company loses its status as "DTC Eligible."

(vii)             The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with the Securities & Exchange Commission.

(viii)         The Company shall fail to reserve and keep available out of its authorized Common Stock three times the number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note at the Conversion Price (as defined below).

(ix)               The Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

(b)       Upon the occurrence of any Event of Default, the Company shall be entitled to receive a notice of default and have ten days to cure the default. In the event that the Company does not cure the default within the cure period, the Outstanding Balance shall immediately and automatically increase to 120% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the "Default Sum"). Upon the occurrence of any Event of Default, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Outstanding Balance, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

(3)                CONVERSION OF NOTE. This Note shall be convertible into shares of the Company's Common Stock, on the terms and conditions set forth in this Section 3.

(a)                 Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or costs that may be incurred or charged in connection with the issuance of shares of the Company's Common Stock to the Holder arising out of or relating to the conversion of this Note.

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(i)                   "Conversion Amount" means the portion of the Original Principal Amount and Interest to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii)                 "Conversion Price" shall equal 50% of the lowest closing price occurring during the ten (10) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(b)	Mechanics of Conversion.

(i)                  Optional Conversion* To convert any Conversion Amount into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the "Conversion Notice") to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 ("Rule 144") and provided that the Transfer Agent is participating in the Depository Trust Company's ("OTC") Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with OTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the OTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission ofa Conversion Notice.

(ii)                  Company's Failure to Timely Convert. If within three (3) Trading Days after the Company's receipt of the facsimile or email copy of a Conversion Notice, and as a result of any act or omission on the part of the Company or its agents, the Company shall fail to issue and deliver to Holder via "DWAC/FAST" electronic transfer the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (a "Conversion Failure"), the Original Principal Amount of the Note shall increase by $2,000 per day until the Company issues and delivers a certificate to the Holder or credit the Holder's balance account with OTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount (under Holder's and Company's expectation that any damages will tack back to the Issuance Date). Company will not be subject to any penalties once its transfer agent processes the shares to the DWAC system. If the Company fails to deliver shares in accordance with the timeframe stated in this Section, resulting in a Conversion Failure, the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder's and Company's expectations that any returned conversion amounts will tack back to the original date of the Note).

(iii)               OTC Eligibility & Sub-Penny. If the Company fails to maintain its status as "OTC Eligible" for any reason, or, if the effective Conversion Price as calculated in Section 3(a)(ii) is less than $0.01 at any time (regardless of whether or not a Conversion Notice has been submitted

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to the Company), the Principal Amount of the Note shall increase by ten thousand dollars ($10,000) (under Holder's and Company's expectation that any Principal Amount increase will tack back to the Issuance Date). In addition, the Conversion Price shall be permanently redefined to equal the lesser of (a) $0.01 or

(b)	50% of the lowest trade occurring during the twenty-five (25) consecutive Trading Days immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note.

(iv)                Par Value True-Up. In the event that the Conversion Price is less than Par Value on the Conversion Date, the Holder may elect to submit a Conversion Notice (attached hereto as Exhibit A) with a conversion price equal to the Company's Par Value. In addition, upon written notice from the Holder in the form attached hereto as Exhibit B (the "True-Up Notice"), the Holder may require the Company, at the Holder's election, to either (A) issue and deliver to the Holder a number of shares of Common Stock as equals (X) the Conversion Amount divided by 60% of the lowest trade occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date, less (Y) the Conversion Amount divided by the Par Value (Any additional shares of Common Stock issuable pursuant to this Section 3(b)(v) shall be referred to herein as "True-Up Shares"), or (B) add to the Outstanding Balance a dollar amount equal to the number of True-Up Shares (as calculated above) multiplied by the high trade price on the Conversion Date (Any dollar amount added to the Outstanding Balance pursuant to this Section 3(b)(v) shall be referred to herein as the "True-Up Balance") (under Holder's and the Company's expectation that any True-Up Balance amounts will tack back to the Issuance Date).

(v)                 Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company , so as not to require physical surrender of this Note upon conversion.

(c)	Limitations on Conversions orTrading.

(i)                   Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a principal amount of this Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. In the event that the Market Capitalization of the Company falls below

$2,500,000, the term "4.99%" above shall be permanently replaced with "9.99%". "Market Capitalization" shall be defined as the product of (a) the closing price of the Common Stock of the Common stock multiplied by (b) the number of shares of Common Stock outstanding as reported on the Company's most recently filed Form 10-K or Form 10-Q. The provisions of this Section may be waived by Holder upon not less than 65 days prior written notification to the Company.

(ii)                 Capitalization. So long as this as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of common shares issued and outstanding, the then-current number of common shares authorized, and the then-current number of shares reserved for third parties.

{d) Other Provisions.

(i)                  Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least 3 (three) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within 3 (three) Business Days following the receipt by the Company of a Holder's notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least 10,000,000 shares of Common Stock for conversion.

(ii)                                                                                                                 Prepayment+ During the first 150 days this Note is in effect, upon 10 business days' notice to Holder ("Notice Period"}, the Company may redeem this Note by paying to the Holder an amount as follows ("Redemption Amount"): (i) if the redemption is within the first 30 days this Note is in effect, then for an amount equal to 120% of the Outstanding Balance of this Note along with any interest that has accrued during that period, (ii) if the redemption is on or between the 31st and 60th day this Note is in effect, then for an amount equal to 125% of the Outstanding Balance of this Note along with any accrued interest, (iii) if the redemption is on or between the 61st and 90th day this Note is in effect, then for an amount equal to 130% of the Outstanding Balance of this Note along with any accrued interest., (iv) if the redemption is on or between the 90th and 121st day this Note is in effect, then for an amount equal to 135% of the Outstanding Balance of this Note along with any accrued interest. (v) if the redemption is on or between the 1211st and 150th day this Note is in effect, then for an amount equal to 140% of the Outstanding Balance of this Note along with any accrued interest. This Note may not be redeemed after 150 days without written consent of the Holder. The redemption must be closed and paid for within 5 business days following the Notice Period or the redemption will be invalid and the Company may not redeem this Note. The Holder may convert this Note pursuant to the terms hereof at all times, including during the Notice Period, until the Redemption Amount has been received in full.

nearest $0.0000 l or whole share.

(iii)

(iv)

(Intentionally Blank]

All calculations under this Section 3 shall be rounded up to the

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(v)                 Nothing herein shall limit a Holder's right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4)                 SECTION 3(A)(9) OR 3(A)(I0) TRANSACTION. So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a "3(a)(9)Transaction") or Section 3(a)(l 0) of the Securities Act (a "3(a)( l 0) Transaction"). In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(I0) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(5)                 PIGGYBACK REGISTRATION RIGHTS. The Company shall include on the next registration statement the Company files with SEC (or on the subsequent registration statement if such registration statement is withdrawn), which offers for re-sale any securities held by any other investor in the Company, all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(6)	REISSUANCE OF THIS NOTE.

(a)                 Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company's approval.

(b)                 Lost Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(7)                                                               NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communication and shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient patty has specified by written notice given to each ot her party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, ( ii) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (i ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of persona] service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause ( i), ( ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Rocky Mountain High Brands, Inc. 9101 LBJ Freeway, Suite 200 Dallas , TX 75243

Michael Welch

Email: Michael@ rockymountainhighbrands.com

Jens Mielke

Jens @rockymountainhighbrands.com

If to the Holder: Lucas Hoppel

295 Palmas Inn Way Ste 104 PMB 346

Humacao, PR 00791

Email: Luke @ LukeHoppeI.com

(8)                 APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada , without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in the city and county of San Diego, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(9)                 WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

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(10)             LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder's damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties' inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder's and Company's expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

 COMPANY:

 Rocky Mountain High Brands, Inc.

.

By:/.s.

 Name: Michael Welch

 Title: President & Chief Executive Officer

 HOLDER:

 Lucas Hoppel

 [Signature Page to Convertible Note No. RMHB-1]

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EXHIBIT A CONVERSION NOTICE

[Company Contact, Position]

The undersigned hereby elects to convert a portion of the $________ Convertible Note _ issued to Lucas Hoppel on; into Shares of Common Stock of according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99%ofthecommon stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion: Conversion Amount: Conversion Price: Shares to be Delivered:

Shares delivered in name of:

Lucas Hoppel

Signature:.s._________________________

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EXHIBIT B

TRUE-UP NOTICE

[Company Contact, Position] [Company Name]

[Company Address] [Contact Email Address}

The undersigned hereby gives notice to [COMPANY NAME], a corporation (the "Company"),

pursuant to that certain Note dated _________. 2017, by and between the Company and the Holder (the "Note"), that the Holder elects to:

Receive fully paid and non-assessable True-Up Shares pursuant to Section 3(b)(v) of the Note (such Additional Origination Shares shall be calculated as set forth below), or

Add to the Outstanding Balance a dollar amount equal to the True-Up Amount (such True-Up Amount shall be calculated as set forth below).

The number of True-Up Shares Holder is entitled to receive is calculated as follows:

Conversion Amount ($_) / _% of the lowest trade occurring during the L)consecutive

Trading Days immediately preceding the applicable Conversion Date ($_._) - Conversion Amount ($_) divided by the Par Value ($_._) =

True-Up Shares

The amount of True-Up Balance to be added to the Outstanding Balance is calculated as follows:

Number of True-Up Shares ( ) *high trade price on the Conversion Date ($_._)=

True-Up Balance

Shares delivered in name of: Lucas Hoppel

Signature:

By: Lucas Hoppel

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